Exhibit 23.2

                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 2 of our report, dated August 3, 1998, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the financial statements of Quantech, Ltd. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.

                                           /s/ McGladrey & Pullen, LLP
                                           McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
April 29, 1999